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                                                                     Exhibit 3.1


                SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP

                     FIRST AMENDMENT TO AMENDED AND RESTATED
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                        AGREEMENT OF LIMITED PARTNERSHIP
                        --------------------------------

                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Partnership Agreement") is made and entered into as of the day of March, 1998, by T&T RESORTS, L.C., a Florida limited liability company (the "General Partner"), and those persons listed under the heading "Limited Partners" on Exhibit A attached hereto (collectively, the "Limited Partners" and individually, a "Limited Partner").

                            W I T N E S S E T H

                  WHEREAS, the General Partner and the Limited Partners are parties to an Amended and Restated Agreement of Limited Partnership dated as of February 26, 1996 (the "Agreement");

                  WHEREAS, the General Partner and the Limited Partners desire to amend portions of the Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

        1. The following new Section 7.1(w) shall be added to the Agreement to follow immediately after Section 7.1(v):

                  (w) to sell all or substantially all of the assets of the Partnership in a single sale or in multiple sales.

        2. Section 7.2(a) of the Agreement shall be deleted in its entirety and the words "Intentionally Omitted" shall be inserted in lieu thereof.

         3. Section 11.1 of the Agreement is hereby amended by adding the following immediately after the word "assets" and immediately before the word "or" in the seventh line of Section 11.1:

         "(unless the General Partner elects within ninety (90) days of such event to continue the Partnership)"

        4. Section 12.2(a)(ii) of the Agreement shall be deleted in its entirety and the words "Intentionally Omitted" shall be inserted in lieu thereof.



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        5. This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

        6. Except as expressly modified hereby, the Agreement shall remain in full force and effect and unmodified hereby. From and after the date hereof, references to the "Amended and Restated Agreement of Limited Partnership" or the "Agreement" shall mean the Amended and Restated Agreement of Limited Partnership as amended by this First Amendment.

                  IN WITNESS WHEREOF, the parties here hereunto set their hands as of the day and year first above written.

                          General Partner:

                          T&T Resorts, L.C.

                          By:
                             -----------------------------------
                          Title:
                                ---------------------------------

                          Limited Partners:

                          By:  T&T Resorts, L.C., as attorney-in-fact of
                                 the Limited Partners pursuant to written
                                 power of attorney

                          By:
                             -----------------------------------
                          Title:
                                ---------------------------------